Exhibit 4.7.6

ADDITIONAL AGREEMENT No.6

to Network Interconnection Contract No.1-DVF dated August 01, 2003 between Rostelecom and Dalsvyaz

as revised by the Agreement dated January 01, 2006

Moscow	, 2008

Open Joint-Stock Company Long Distance and International Telecommunications Rostelecom, hereinafter referred to as “Rostelecom”, represented by Rostelecom OJSC Director General Mr. Konstantin Yuryevich Solodukhin, acting on the basis of the Articles of Association, on the one part, and Open Joint-Stock Company Far East Telecom, hereinafter referred to as the “Operator” represented by its Director General Mr. Anton Yuryevich Kolpakov, acting on the basis of the Articles of Association, on the other part, collectively referred to as the “Parties” and separately as the “Party”, have made this Additional Agreement (hereinafter — the “Agreement”) to Network Interconnection Contract No.1-DVF dated August 01st, 2003 as revised by the Agreement dated January 01st, 2006 (hereinafter — the “Contract”) as follows:

1.              Use Appendix No.1 to the Contract in revision No.3.

2.              All other provisions of the Contract shall remain unchanged.

3.              This Additional Agreement shall form an integral part of the Contract. This Additional Agreement shall take effect on May 1st, 2008 and shall remain in force during the term of the Contract.

4.              This Agreement is made in duplicate with one copy for each party having the same legal effect.

5.              Details and signatures of the Parties:

Rostelecom OJSC:	Dalsvyaz OJSC:

Legal address:	Legal address:
191002, St. Petersburg,	690950, Vladivostok,
15, Dostoevskogo Street	57, Svetlanskaya Street

Director General	Director General

Mr. K.Yu. Solodukhin	Mr. A.Yu. Kolpakov
2008	2008
Seal here	Seal here

Appendix No.1 (revision 3)
to Contract No.1-DVF
dated January 01st, 2006

Rates for the Services Provided under Contract No.1-DVF dated January 01st, 2006

1.1. Traffic transmission services provided by the Operator:

In Dalsvyaz Kamchatka Branch

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of Dalsvyaz OJSC	—
2.1.	within one settlement:	—
	up to 400 thousand minutes per month	1.25
	from 400 to 700 thousand minutes per month	1.10
	over 700 thousand minutes per month	0.80
2.2.	beyond one settlement	1.52
3.	Zonal initiation from a communication network of any other service provider	1.52
4.

Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider

4.1.	within one settlement:
	up to 100 thousand minutes per month	1.25
	from 100 to 300 thousand minutes per month	1.10
	over 300 thousand minutes per month	0.80
4.2.	beyond one settlement	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.05
6.	Zonal call termination at the mobile radiotelephone communication network of Dalsvyaz OJSC not defined geographically within the area and using the number pool resource of the geographically undefined numbering area	0.95

In Dalsvyaz Amur Branch

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	—
2.1.	within one settlement:	—
	up to 250 thousand minutes per month	1.25
	from 250 to 600 thousand minutes per month	1.10
	over 600 thousand minutes per month	0.80
2.2.	beyond one settlement	1.52
3.	Zonal initiation from a communication network of any other operator	1.52
4.

Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider

4.1.	within one settlement:
	up to 100 thousand minutes per month	1.25
	from 100 to 300 thousand minutes per month	1.10
	over 300 thousand minutes per month	0.80

4.2.	beyond one settlement	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.04

In Dalsvyaz Primorsky Branch

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	—
2.1.	within one settlement:	—
	up to 1,200 thousand minutes per month	1.25
	from 1,200 to 2,200 thousand minutes per month	1.10
	over 2,200 thousand minutes per month	0.80
2.2.	beyond one settlement	1.52
3.	Zonal initiation from a communication network of any other operator	1.52
4.

Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider

4.1.	within one settlement:
	up to 200 thousand minutes per month	1.25
	from 200 to 400 thousand minutes per month	1.10
	over 400 thousand minutes per month	0.80
4.2.	beyond one settlement	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.03

In Dalsvyaz Sakhalin Branch

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	—
2.1.	within one settlement:	—
	up to 400 thousand minutes per month	1.25
	from 400 to 800 thousand minutes per month	1.10
	over 800 thousand minutes per month	0.80
2.2.	beyond one settlement	1.52
3.	Zonal initiation from a communication network of any other operator	1.52
4.

Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider

4.1.	within one settlement:
	up to 100 thousand minutes per month	1.25
	from 100 to 300 thousand minutes per month	1.10
	over 300 thousand minutes per month	0.80
4.2.	beyond one settlement	1.52

5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.06

In Khabarovsk Branch, except for Jewish Autonomous Region

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	—
2.1.	within one settlement:	—
	up to 800 thousand minutes per month	1.25
	from 800 to 2500 thousand minutes per month	1.10
	over 2500 thousand minutes per month	0.80
2.2.	beyond one settlement	1.52
3.	Zonal initiation from a communication network of any other operator	1.52
4.

Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider

4.1.	within one settlement:
	up to 200 thousand minutes per month	1.25
	from 200 to 400 thousand minutes per month	1.10
	over 400 thousand minutes per month	0.80
4.2.	beyond one settlement	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.04

In Dalsvyaz Khabarovsk Branch,  Jewish Autonomous Region

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	1.52
3.	Zonal initiation from a communication network of any other operator	1.52
4.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.04

In Dalsvyaz Magadan Branch

No.	Services	Price per item without VAT, rub.
1.	Zonal initiation from Dalsvyaz communication network	1.52
2.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area, Dalsvyaz OJSC	1.52
3.	Zonal initiation from a communication network of any other operator	1.52

4.	Zonal call termination at the stationary telephone communication network defined geographically within the service area and using the number pool resource of the geographically defined numbering area of any other service provider	1.52
5.	Zonal call termination at the mobile radiotelephone communication network not defined geographically within the Russian Federation and using the number pool resource of the geographically undefined numbering area of any other service provider with a zonal call transfer (within one settlement)	1.06
6.	Zonal call termination at the mobile radiotelephone communication network of Dalsvyaz OJSC not defined geographically within the area and using the number pool resource of the geographically undefined numbering area	0.95

1.2. The cost of updating subscriber information in the database per one line:

No.	Services	rub., without VAT
1.	Initial updating of the information on the Operator’s subscribers	1.00
2.	Initial updating of the information on the Interconnected Operator’s subscribers	2.00
3.	Updating of the information on the Operator’s subscribers	1.00
4.	Updating of the information on the Interconnected Operator’s subscribers	2.00

Note:

1)             For calculation of the cost of traffic transmission services for zonal call termination at the network of Dalsvyaz OJSC and any other service providers, differentiated rates shall be applied to traffic amount falling within the specified range defined for such services and areas of Dalsvyaz branches in Clause 1.1 of this Appendix.

2)             The rates given in this Appendix are in rubles without taxes which shall be charged in addition to the rates in compliance with the current laws.

Rostelecom OJSC:	Dalsvyaz OJSC:

Director General	Director General

Mr. K.Yu. Solodukhin	Mr. A.Yu. Kolpakov

2008	2008

Seal here	Seal here